Exhibit 4.1

WILLIAMS PARTNERS L.P.
WILLIAMS PARTNERS FINANCE CORPORATION

7 1/2% SENIOR NOTES DUE 2011

INDENTURE
Dated as of June 20, 2006

JPMORGAN CHASE BANK, N.A.,
As Trustee

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N/A
(a)(4)	N/A
(a)(5)	7.10
(b)	7.10
(c)	N/A
311(a)	7.11
(b)	7.11
(c)	N/A
312(a)	2.05
(b)	11.03
(c)	11.03
313(a)	7.06
(b)(1)	7.06
(b)(2)	7.06, 7.07
(c)	7.06, 11.02
(d)	7.06
314(a)	4.03, 4.04, 11.02
(b)	N/A
(c)(1)	11.04
(c)(2)	11.04
(c)(3)	N/A
(d)	N/A
(e)	11.05
(f)	N/A
315(a)	7.01
(b)	7.05, 11.02
(c)	7.01
(d)	7.01
(e)	6.11
316(a)(last sentence)	2.08
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N/A
(b)	6.07
(c)	9.04
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	11.01
(b)	N/A
(c)	11.01

N/A means not applicable.

*This Cross-Reference Table is not part of the Indenture.

i

APPENDIX AND ANNEXES

RULE 144A/REGULATION S APPENDIX			App. - 1

	EXHIBIT 1	Form of Initial Note
	EXHIBIT A	Form of Exchange Note

ANNEX A	Form of Supplemental Indenture		A - 1

ANNEX B	Form of Registration Rights Agreement		B - 1

v

     This Indenture, dated as of June 20, 2006, is among Williams Partners L.P., a Delaware limited partnership (the “Company”), Williams Partners Finance Corporation, a Delaware corporation (“Finance Corp.” and, together with the Company, the “Issuers”), and JPMorgan Chase Bank, N.A., a national banking association, as trustee (the “Trustee”).
     The Issuers and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Issuers’ Initial Notes, Exchange Notes and Additional Notes:
ARTICLE 1
DEFINITIONS AND INCORPORATION
BY REFERENCE
          Section 1.01. Definitions.
     “Additional Interest” means all Additional Interest then owing pursuant to Section 5 of the Registration Rights Agreement referred to in clause (1) of the definition of “Registration Rights Agreement” in the Appendix. Unless the context indicates otherwise, all references to “interest” in this Indenture or the Notes shall be deemed to include any Additional Interest.
     “Additional Notes” means 7 1/2% Senior Notes due 2011 of the Issuers issued from time to time after the Initial Issuance Date under the terms of this Indenture (other than pursuant to Section 2.06, 2.07, 2.09, 3.06 or 4.10 of this Indenture and other than Exchange Notes issued pursuant to an exchange offer for other Notes outstanding under this Indenture).
     “Agent” means any Registrar or Paying Agent.
     “Agent Members” has the meaning provided in the Appendix.
     “Applicable Law,” except as the context may otherwise require, means all applicable laws, rules, regulations, ordinances, judgments, decrees, injunctions, writs and orders of any court or governmental or congressional agency or authority and rules, regulations, orders, licenses and permits of any United States federal, state, municipal, regional, or other governmental body, instrumentality, agency or authority.
     “Applicable Procedures” means, with respect to any transfer or exchange of beneficial interests in a Global Note, the rules and procedures of the Depository that apply to such transfer and exchange.
     “Bankruptcy Law” means Title 11, United States Code, as may be amended from time to time, or any similar federal or state law for the relief of debtors.
     “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have correlative meanings.
     “Board of Directors” means:
     (1) with respect to Finance Corp., the board of directors of Finance Corp.;
     (2) with respect to the Company, the Board of Directors of the General Partner or any authorized committee thereof; and
     (3) with respect to any other Person, the board or committee of such Person serving a similar function.
     “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.
     “Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in Houston, Texas or in New York, New York or another place of payment are authorized or required by law or regulation to close.
     “Capital Stock” means:
     (1) in the case of a corporation, corporate stock;
     (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
     (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
     (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
     “Change of Control” means the occurrence of any of the following:
     (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the General Partner to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than Williams or one of its other Subsidiaries;
     (2) the adoption of a plan relating to the liquidation or dissolution of the Company or the General Partner;

     (3) any Person other than Williams or any of its Subsidiaries becomes the Beneficial Owner, directly or indirectly, of 50% or more of the Voting Stock of the General Partner; or
     (4) the first day on which a majority of the members of the Board of Directors of the General Partner are not Continuing Directors.
     “Clearstream” means Clearstream Banking, société anonyme, or any successor securities clearing agency.
     “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.
     “Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.
     “Consolidated Net Tangible Assets” means at any date of determination, the total amount of assets of the Company and its Subsidiaries after deducting therefrom:
     (1) all current liabilities (excluding (A) any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed, and (B) current maturities of long-term debt); and
     (2) the value (net of any applicable reserves) of all goodwill, trade names, trademarks, patents and other like intangible assets, all as set forth, or on a pro forma basis would be set forth, on the consolidated balance sheet of the Company and its Subsidiaries for the Company’s most recently completed fiscal quarter, prepared in accordance with GAAP.
     “Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the General Partner who:
     (1) was a member of such Board of Directors on the date of this Indenture; or
     (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.
     “Corporate Trust Office of the Trustee” means the office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 4 New York Plaza, 15th Floor, New York, New York 10004, Attention: Worldwide Securities Services, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuers, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Issuers).

     “Credit Agreements” means that certain (1) Working Capital Loan Agreement dated as of August 23, 2005 between Williams and the Company providing for a $20.0 million revolving credit facility in favor of the Company, and (2) Credit Agreement dated as of May 1, 2006 among Williams, the Company, Northwest Pipeline Corporation and Transcontinental Gas Pipe Line Corporation, as Borrowers, Citibank, N.A., as Administrative Agent, and the other lenders party thereto, providing for, among other things, a $75.0 million revolving credit facility in favor of the Company, including in each case any related notes, guarantees, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced or refinanced from time to time.
     “Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.
     “Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
     “Depository” has the meaning provided in the Appendix.
     “Discovery” means Discovery Producer Services LLC, a Delaware limited liability company, and its successors and assigns.
     “Domestic Subsidiary” means any Subsidiary of the Company formed under the laws of the United States or any state of the United States or the District of Columbia.
     “Euroclear” means Euroclear Bank S.A./N.V. or any successor securities clearing agency.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Exchange Notes” has the meaning specified in the Appendix.
     “Finance Corp.” means the Person named as “Finance Corp.” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Finance Corp.” shall mean such successor Person.
     “Fitch” means Fitch, Inc. or any successor to the rating agency business thereof.
     “GAAP” means generally accepted accounting principles in the United States, which are in effect from time to time.
     “General Partner” means Williams Partners GP LLC, a Delaware limited liability company (including any permitted successors and assigns under the Limited Partnership Agreement).
     “Global Note” has the meaning provided in the Appendix.

     “Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.
     The term “guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness. When used as a verb, “guarantee” has a correlative meaning.
     “Guarantors” means each of (a) the Subsidiaries of the Company that executes a supplement to this Indenture in accordance with Section 4.08 hereof and (b) the respective successors of such Subsidiaries, as required under Section 5.02 hereof, in each case until such time as any such Subsidiary shall be released and relieved of its obligations pursuant to Section 10.02 hereof.
     “Holder” or “Noteholder” means a Person in whose name a Note is registered.
     “Indebtedness” means, with respect to any specified Person, any obligation created or assumed by such Person, whether or not contingent, for the repayment of money borrowed from others or any guarantee thereof.
     “Indenture” means this Indenture, as amended or supplemented from time to time.
     “Initial Issuance Date” means June 20, 2006.
     “Initial Notes” has the meaning provided in the Appendix.
     “Initial Purchasers” has the meaning provided in the Appendix.
     “Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, BBB- (or the equivalent) by S&P or BBB- (or the equivalent) by Fitch.
     “Issuer” means either of the Persons named as an “Issuer” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall mean such successor Person.
     “Joint Venture” means any Person that is not a direct or indirect Subsidiary of the Company in which the Company or any of its Subsidiaries owns any Capital Stock.
     “Legal Holiday” means any calendar day other than a Business Day. If a payment date is a Legal Holiday, payment may be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.
     “Lien” means, with respect to any asset, any mortgage, lien, pledge, security interest or encumbrance in respect of such asset.

     “Limited Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of the Company dated as of August 23, 2005, among the General Partner and Williams Energy Services, LLC, Williams Energy, L.L.C., Williams Discovery Pipeline LLC and Williams Partners Holdings LLC, as amended, supplemented or restated from time to time.
     “Make Whole Premium” means at any time, with respect to a Note to be redeemed, the excess, if any, of (a) the present value at such time of (i) the remaining scheduled payment of the then outstanding principal amount of such Note plus (ii) any required interest payments due on such Note through June 15, 2011 (except for currently accrued and unpaid interest), computed using a discount rate equal to the Treasury Rate plus 75 basis points, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), over (b) the principal amount of such Note.
     “Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.
     “Notes” has the meaning specified in the Appendix.
     “Notes Custodian” has the meaning specified in the Appendix.
     “Obligations” means any principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees, and other liabilities or amounts payable under the documentation governing any Indebtedness or in respect thereto.
     “Offering Memorandum” means the offering memorandum of the Issuers dated June 15, 2006 relating to the offering of the Initial Notes.
     “Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice President of such Person (or, with respect to the Company, for so long as it remains a limited partnership, of its General Partner).
     “Officers’ Certificate” means a certificate signed on behalf of each of the Company and Finance Corp. by two of its Officers, one of whom, for purposes of Section 4.04, must be the principal executive officer, the principal financial officer or the principal accounting officer of the Company or Finance Corp., as the case may be, that meets the requirements of Section 11.05 hereof, if applicable.
     “Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 11.05 hereof, if applicable. The counsel may be an employee of or counsel to the Company, any affiliate of the Company or the Trustee.
     “Permitted Liens” means:

     (a) any Lien existing on any property at the time of the acquisition thereof and not created in contemplation of such acquisition by the Company or any of its Subsidiaries, whether or not assumed by the Company or any of its Subsidiaries;
     (b) any Lien existing on any property of a Subsidiary of the Company at the time it becomes a Subsidiary of the Company and not created in contemplation thereof and any Lien existing on any property of any Person at the time such Person is merged or liquidated into or consolidated with the Company or any Subsidiary thereof and not created in contemplation thereof;
     (c) purchase money and analogous Liens incurred in connection with the acquisition, development, construction, improvement, repair or replacement of property (including such Liens securing Indebtedness incurred within 12 months of the date on which such property was acquired, developed, constructed, improved, repaired or replaced) provided that all such Liens attach only to the property acquired, developed, constructed, improved, repaired or replaced and the principal amount of the Indebtedness secured by such Lien shall not exceed the gross cost of the property;
     (d) any Liens created or assumed to secure Indebtedness of the Company or any Subsidiary of the Company maturing within 12 months of the date of creation thereof and not renewable or extendible by the terms thereof at the option of the obligor beyond such 12 months;
     (e) Liens on accounts receivable and related asset proceeds thereof arising in connection with a receivables financing and any Lien held by the purchaser of receivables derived from property or assets sold by the Company or any Subsidiary and securing such receivables resulting from the exercise of any rights arising out of defaults on such receivables;
     (f) leases constituting Liens now or hereafter existing and any renewals or extensions thereof;
     (g) any Lien securing industrial development, pollution control or similar revenue bonds;
     (h) Liens existing on the date hereof;
     (i) Liens in favor of the Company or any of its Subsidiaries;
     (j) Liens securing Indebtedness incurred to refund, extend refinance or otherwise replace Indebtedness (“Refinanced Indebtedness”) secured by a Lien permitted to be incurred under this Indenture; provided, that the principal amount of such Refinanced Indebtedness does not exceed the principal amount of Indebtedness refinanced (plus the amount of penalties, premiums, fees, accrued interest and reasonable expenses and other obligations incurred therewith) at the time of refinancing;

     (k) Liens on and pledges of the Capital Stock of any Joint Venture owned by the Company or any Subsidiary to the extent securing Indebtedness of such Joint Venture that is non-recourse to the Company or any Subsidiary;
     (l) any Lien created or assumed by the Company or any of its Subsidiaries on oil, gas, coal or other mineral or timber property, owned or leased by the Company or any of its Subsidiaries;
     (m) Liens on the products and proceeds (including insurance, condemnation and eminent domain proceeds) of and accessions to, and contract or other rights (including rights under insurance policies and product warranties) derivative of or relating to, property permitted to be subject to Liens but subject to the same restrictions and limitations set forth in this Indenture as to Liens on such property (including the requirement that such Liens on products, proceeds, accessions and rights secure only obligations that such property is permitted to secure);
     (n) any Liens securing Indebtedness neither assumed nor guaranteed by the Company or a Subsidiary of the Company nor on which it customarily pays interest, existing upon real estate or rights in or relating to real estate (including rights-of-way and easements) acquired by the Company or such Subsidiary, which Liens do not materially impair the use of such property for the purposes for which it is held by the Company or such Subsidiary;
     (o) any Lien existing or hereafter created on any office equipment, data processing equipment (including computer and computer peripheral equipment) or transportation equipment (including motor vehicles, aircraft and marine vessels);
     (p) undetermined Liens incidental to construction or maintenance; and
     (q) any Lien created by the Company or a Subsidiary of the Company on any contract (or any rights thereunder or proceeds therefrom) providing for advances by the Company or such Subsidiary to finance gas exploration and development, which Lien is created to secure Indebtedness incurred to finance such advance.
     “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
     “Purchase Agreement” has the meaning provided in the Appendix.
     “QIB” means a “qualified institutional buyer” as defined in Rule 144A under the Securities Act.
     “Qualifying Domestic Subsidiary” means (a) any Domestic Subsidiary that is a Wholly Owned Subsidiary of the Company or (b) any other Domestic Subsidiary, provided that, if the organizational documents or an agreement among owners of Capital Stock of such other Domestic Subsidiary do not expressly permit, or prohibit, the Domestic Subsidiary from guaranteeing the Notes in accordance with this Indenture, such Domestic Subsidiary shall not be a Qualifying Domestic Subsidiary for purposes of this Indenture. In addition and notwithstanding the foregoing, Discovery shall not be a Qualifying Domestic Subsidiary for so long as a Person other than the Company, or any Subsidiary thereof, directly or indirectly owns any Capital Stock thereof.
     “Registered Exchange Offer” has the meaning provided in the Appendix.
     “Registration Rights Agreement” has the meaning provided in the Appendix.
     “Regulation S” has the meaning provided in the Appendix.
     “Responsible Officer,” when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee having direct responsibility for the administration of this Indenture.
     “Restricted Global Note” has the meaning provided in the Appendix.
     “Rule 144A” has the meaning provided in the Appendix.
     “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.
     “SEC” means the Securities and Exchange Commission.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Senior Debt” means:
     (1) all Indebtedness of the Company or any Subsidiary outstanding under any Credit Agreement;
     (2) any other Indebtedness of the Company or any Subsidiary, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes or any Subsidiary Guarantee; and
     (3) all Obligations with respect to the items listed in the preceding clauses (1) and (2).
     “Shelf Registration Statement” has the meaning provided in the Appendix.
     “Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.
     “Stated Maturity” means, with respect to any installment of interest or principal on any Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     “Subsidiary” means, with respect to any specified Person:
     (1) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of Voting Stock is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
     (2) any partnership (whether general or limited) or limited liability company (a) the sole general partner or member of which is such Person or a Subsidiary of such Person, or (b) if there is more than a single general partner or member, either (x) the only managing general partners or managing members of which are such Person or one or more Subsidiaries of such Person (or any combination thereof) or (y) such Person owns or controls, directly or indirectly, a majority of the outstanding general partner interests, member interests or other Voting Stock of such partnership or limited liability company, respectively.
Unless otherwise indicated, all references herein to a “Subsidiary” are to a Subsidiary of the Company.
     “Subsidiary Guarantees” means the joint and several guarantees issued by all of the Guarantors pursuant to Article 10 hereof.
     “TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) and the rules and regulations thereunder, as in effect on the date on which this Indenture is qualified under the TIA (except as provided in Section 9.01(i) and 9.03 hereof).
     “Transfer Restricted Securities” has the meaning provided in the Appendix.
     “Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the date fixed for redemption of the Notes (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to June 15, 2011; provided, however, that if such period is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Company shall obtain the Treasury Rate by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to June 15, 2011 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used. The Company will (a) calculate the Make Whole Premium and the Treasury Rate on the second Business Day preceding the applicable redemption date and (b) prior to such redemption date file with the Trustee an Officers’ Certificate setting forth the Make Whole Premium and the Treasury Rate and showing the calculation of each in reasonable detail. The Trustee shall have no responsibility for determining the Make Whole Premium or the Treasury Rate.

     “Trustee” means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.
     “Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors of such Person.
     “Wholly Owned Subsidiary” means a Subsidiary of a Person, to the extent all of the outstanding Capital Stock (other than directors’ qualifying shares) of such Subsidiary are owned by such Person.
     “Williams” means The Williams Companies, Inc., a Delaware corporation.
          Section 1.02. Other Definitions.

Term	Defined in Section
“Appendix”	2.01
“Change of Control Offer”	4.10
“Change of Control Payment”	4.10
“Change of Control Purchase Date”	4.10
“Change of Control Settlement Date”	4.10
“Covenant Defeasance”	8.03
“Discharge”	8.08
“Event of Default”	6.01
“Legal Defeasance”	8.02
“Paying Agent”	2.03
“Registrar”	2.03
          Section 1.03. Incorporation by Reference of Trust Indenture Act.
     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. Any terms incorporated in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.
          Section 1.04. Rules of Construction.
     Unless the context otherwise requires:
     (1) a term has the meaning assigned to it;
     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
     (3) “or” is not exclusive;

     (4) words in the singular include the plural, and in the plural include the singular;
     (5) provisions apply to successive events and transactions;
     (6) references to sections of or rules under the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time; and
     (7) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole (as amended or supplemented from time to time) and not to any particular Article, Section or other subdivision.
ARTICLE 2
THE NOTES
          Section 2.01. Form and Dating.
     Provisions relating to the Initial Notes and the Exchange Notes are set forth in the Rule 144A/Regulation S Appendix attached hereto (the “Appendix”) which is hereby incorporated in and expressly made part of this Indenture. The Initial Notes and the Trustee’s certificate of authentication therefor shall be substantially in the form of Exhibit 1 to the Appendix which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Notes and the Trustee’s certificate of authentication therefor shall be substantially in the form of Exhibit A to the Appendix, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which an Issuer is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Note shall be dated the date of its authentication. The terms of the Notes set forth in the Appendix are part of the terms of this Indenture.
          Section 2.02. Execution and Authentication.
     An Officer shall sign the Notes on behalf of each Issuer by manual or facsimile signature.
     If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.
     A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.
     On the Initial Issuance Date, the Trustee shall authenticate and deliver $150.0 million aggregate principal amount of 7 1/2% Senior Notes due 2011 and, at any time and from time to time thereafter, the Trustee shall authenticate and deliver Notes for original issue, in each case upon a written order of the Issuers signed on behalf of each Issuer by an Officer thereof. Such order shall specify the aggregate principal amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and to whom the Notes shall be registered and delivered.
     The Trustee may appoint an authenticating agent reasonably acceptable to the Issuers to authenticate the Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.
          Section 2.03. Registrar and Paying Agent.
     The Issuers shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency in New York, New York where Notes may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuers may have one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar, and the term “Paying Agent” includes any additional paying agent.
     The Issuers shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuers shall notify the Trustee of the name and address of any such agent. If the Issuers fail to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any Subsidiary may act as Paying Agent or Registrar.
     The Issuers initially appoint the Trustee as Registrar and Paying Agent in connection with the Notes at the Corporate Trust Office of the Trustee.
     The immunities, protections and exculpations available to the Trustee under this Indenture shall also be available to the Paying Agent and the Registrar.
          Section 2.04. Paying Agent to Hold Money in Trust.
     Prior to 11:00 a.m. New York City time, on each due date of the principal and interest on any Note, an Issuer shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Issuers shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Noteholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Notes, shall notify the Trustee of any default by the Issuers in making any such payment and shall during the continuance of any default by an Issuer (or any other obligor upon the Notes) in the making of any payment in respect of the Notes, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Notes. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

          Section 2.05. Noteholder Lists; Record Dates.
     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.
     All references herein and in the Notes to “record dates” shall be understood to mean records of the Holders taken as of the close of business on the respective dates thereof.
          Section 2.06. Transfer and Exchange.
     The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer. When a Note is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture and any other reasonable requirements of the Registrar are met. When Notes are presented to the Registrar with a request to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. The Issuers may require payment of a sum sufficient to cover any taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section (other than any such transfer taxes, assessments or similar governmental charge payable upon an exchange pursuant to Section 3.06, 4.10 or 9.05).
          Section 2.07. Replacement Notes.
     If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuers shall issue and the Trustee shall authenticate a replacement Note if the Holder satisfies the reasonable requirements of the Trustee. If required by the Trustee or the Issuers, such Holder shall furnish an indemnity bond sufficient in the judgment of the Issuers and the Trustee to protect the Issuers, the Trustee, the Paying Agent and the Registrar from any loss which any of them may suffer if a Note is replaced. The Issuers and the Trustee may charge the Holder for their expenses in replacing a Note. In the event any such Note shall have matured, instead of issuing a new Note, the Trustee may pay the same without surrender thereof upon the Holder furnishing the Issuers and the Trustee with indemnity satisfactory to them and complying with such other reasonable regulations as the Trustee may prescribe and paying such reasonable expenses as the Issuer and the Trustee may incur in connection therewith.
     Every replacement Note is an additional obligation of the Issuers.
     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Notes.

          Section 2.08. Outstanding Notes.
     Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Except as otherwise provided in TIA §316(a), a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.
     If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee, any provider of an indemnity bond and the Issuers receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser.
     If the Paying Agent segregates and holds in trust, in accordance with this Indenture, by 11:00 a.m. New York time, on a redemption date or other maturity date money sufficient to pay all principal, premium, if any, interest and Additional Interest, if any, payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest and Additional Interest, if any, on them cease to accrue.
          Section 2.09. Temporary Notes.
     Until definitive Notes are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuers consider appropriate for temporary Notes. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate definitive Notes and deliver them in exchange for temporary Notes.
          Section 2.10. Cancellation.
     An Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel (subject to the record retention requirements of the Exchange Act) all Notes surrendered for registration of transfer, exchange, payment or cancellation. Upon written request, the Trustee will deliver a certificate of such cancellation to the Issuers unless the Issuers direct the Trustee to deliver canceled Notes to the Issuers instead. The Issuers may not issue new Notes to replace Notes they have redeemed, paid or delivered to the Trustee for cancellation.
          Section 2.11. Defaulted Interest.
     If the Issuers default in a payment of interest on the Notes, the Issuers shall pay defaulted interest (plus interest on such defaulted interest at the rate provided in the Notes and in Section 4.01 hereof to the extent lawful) in any lawful manner. The Issuers may pay the defaulted interest to the Persons who are Noteholders on a subsequent special record date. The Issuers shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Noteholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

          Section 2.12. CUSIP and ISIN Numbers.
     The Issuers in issuing the Notes may use “CUSIP” numbers and corresponding “ISINs” (if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers and corresponding “ISINs” in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.
          Section 2.13. Issuance of Additional Notes.
     The Issuers shall be entitled to issue Additional Notes under this Indenture which shall have identical terms as the Initial Notes issued on the Initial Issuance Date, other than with respect to the date of issuance, issue price and initial interest accrual and payment dates. The Initial Notes issued on the Initial Issuance Date, any Additional Notes and all Exchange Notes issued in exchange therefor shall be treated as a single class for all purposes under this Indenture, including, without limitation, waivers, consents, directions, declarations, amendments, redemptions and offers to purchase.
     With respect to any Additional Notes, the Issuers shall set forth in an Officers’ Certificate, which shall be delivered to the Trustee, the following information:
     (1) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;
     (2) the issue price, the issue date and the CUSIP number and any corresponding ISIN of such Additional Notes; provided, however, that no Additional Notes may be issued at a price that would cause such Additional Notes to have “original issue discount” within the meaning of Section 1273 of the Code; and
     (3) whether such Additional Notes shall be Transfer Restricted Securities and issued in the form of Initial Notes as set forth in Exhibit 1 to the Appendix to this Indenture or shall be issued in the form of Exchange Notes as set forth in Exhibit A to the Appendix.
Any such Officers’ Certificate shall comply with Sections 11.04 and 11.05 and shall be accompanied by an Opinion of Counsel complying with such Sections.
ARTICLE 3
REDEMPTION AND PREPAYMENT
          Section 3.01. Notices to Trustee.
     If the Issuers elect to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, they shall furnish to the Trustee, at least 15 days (unless a shorter period shall be agreeable to the Trustee) before the date of giving notice of the redemption pursuant to Section 3.03, an Officers’ Certificate setting forth (i) the clause of Section 3.07 pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed, (iv) the redemption price, and (v) whether it requests the Trustee to give notice of such redemption. Any such notice may be cancelled at any time prior to the mailing of notice of such redemption to any Holder and shall thereby be void and of no effect.
          Section 3.02. Selection of Notes to Be Redeemed.
     If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders of the Notes by such method as it shall deem fair and appropriate. In the event of partial redemption other than on a pro rata basis, the particular Notes to be redeemed shall be selected, not more than 60 days prior to the redemption date, by the Trustee from the outstanding Notes not previously called for redemption.
     The Trustee shall promptly notify the Issuers in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.
     The provisions of the two preceding paragraphs of this Section 3.02 shall not apply with respect to any redemption affecting only a Global Note, whether such Global Note is to be redeemed in whole or in part. In case of any such redemption in part, the unredeemed portion of the principal amount of the Global Note shall be in an authorized denomination.
          Section 3.03. Notice of Redemption.
     The Issuers shall mail or cause to be mailed, in accordance with Section 11.02, a notice of redemption to each Holder whose Notes are to be redeemed, at least 30 days but not more than 60 days before a redemption date, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a Legal Defeasance, Covenant Defeasance or Discharge.
     The notice shall identify the Notes to be redeemed and shall state:
     (a) the redemption date;
     (b) the redemption price or, if the redemption price is not then determinable, the manner in which it is to be determined;
     (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in a principal amount equal to the unredeemed portion shall be issued in the name of the Holder upon cancellation of the original Note;
     (d) the name and address of the Paying Agent;
     (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

     (f) that, unless the Issuers default in making such redemption payment, interest and Additional Interest, if any, on Notes called for redemption cease to accrue on and after the redemption date and the only remaining right of the Holders of such Notes is to receive payment of the redemption price upon surrender to the Paying Agent of the Notes redeemed;
     (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and
     (h) that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes.
     If any of the Notes to be redeemed is in the form of a Global Note, then the Issuers shall modify such notice to the extent necessary to accord with the procedures of the Depository applicable to redemption.
     At the Issuers’ request, the Trustee shall give the notice of optional redemption in the Issuers’ names and at their expense; provided, however, that the Issuers shall have delivered to the Trustee, as provided in Section 3.01, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the second preceding paragraph.
          Section 3.04. Effect of Notice of Redemption.
     Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional. If mailed in the manner provided for in Section 3.03, the notice of redemption shall be conclusively presumed to have been given whether or not a Holder receives such notice. Failure to give timely notice or any defect in the notice as to any particular Holder shall not affect the validity of the redemption as to other Holders.
          Section 3.05. Deposit of Redemption Price.
     Prior to 11:00 a.m., New York City time, on the redemption date, the Issuers shall deposit with the Paying Agent (or, if the Company or a Subsidiary thereof is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.04 hereof) money sufficient in same day funds to pay the redemption price of and accrued interest and Additional Interest, if any, on all Notes to be redeemed on that date. The Paying Agent shall promptly return to the Issuers any money deposited with the Paying Agent by an Issuer in excess of the amounts necessary to pay the redemption price of and accrued interest and Additional Interest, if any, on all Notes to be redeemed.
     If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption date, interest and Additional Interest, if any, shall cease to accrue on the Notes or the portions of Notes called for redemption whether or not such Notes are presented for payment, and the only remaining right of the Holders of such Notes shall be to receive payment of the redemption price upon surrender to the Paying Agent of the Notes redeemed. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of an Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful, on any interest and Additional Interest, if any, not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.
          Section 3.06. Notes Redeemed in Part.
     Upon surrender of a Note that is redeemed in part, the Issuers shall issue in the name of the Holder and the Trustee shall authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed portion of the Note surrendered.
          Section 3.07. Optional Redemption.
          (a) Except as set forth in clause (b) of this Section 3.07, the Issuers shall not have the option to redeem the Notes.
          (b) At any time or from time to time, the Issuers may redeem all or part of the Notes at a redemption price equal to the sum of:
                    (i) 100% of the principal amount thereof, plus
                    (ii) accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), plus
                    (iii) the Make Whole Premium at the redemption date.
          (c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through Section 3.06 hereof.
          Section 3.08. Mandatory Redemption.
     Except as set forth under Section 4.10 hereof, neither of the Issuers shall be required to make mandatory redemption or sinking fund payments with respect to the Notes or to repurchase the Notes at the option of the Holders.
ARTICLE 4
COVENANTS
          Section 4.01. Payment of Notes.
     The Issuers shall pay or cause to be paid the principal of, and premium, if any, interest and Additional Interest, if any, on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, interest and Additional Interest, if any, shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 11:00 a.m., New York City time, on the due date money deposited by an Issuer or a

Guarantor in immediately available funds and designated for and sufficient to pay all principal, premium, if any, interest and Additional Interest, if any, then due.
     The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the interest rate then in effect with respect to the Notes to the extent lawful; and they shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest, if any (without regard to any applicable grace period), at the same rate to the extent lawful.
          Section 4.02. Maintenance of Office or Agency.
     The Issuers shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee) in New York, New York where Notes may be presented or surrendered for payment and they shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.
     The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. Further, if at any time there shall be no such office or agency in the City of New York where the Notes may be presented or surrendered for payment, the Issuers shall forthwith designate and maintain such an office or agency in the City of New York, in order that the Notes shall at all times be payable in the City of New York. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
     The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.
          Section 4.03. Reports.
     (a) Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any Notes are outstanding, the Company will file with the SEC (unless the SEC will not accept such a filing) for public availability within the time periods specified in the SEC’s rules and regulations under the Exchange Act and, within 30 Business Days after the time specified in the SEC’s rules and regulations, furnish to the Trustee and, upon its prior request, to any of the Holders or Beneficial Owners of the Notes:
     (1) all quarterly and annual financial and other information with respect to the Company and its Subsidiaries that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report thereon by the Company’s certified independent accountants; and
     (2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.
The Issuers and any Guarantors shall at all times comply with TIA § 314(a).
     (b) The Company shall furnish to the Holders and Beneficial Owners of the Notes, prospective purchasers of the Notes and securities analysts, upon their request, the information, if any, required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
     (c) Delivery of reports, information and documents to the Trustee under this Section is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein.
          Section 4.04. Compliance Certificate.
     The Issuers and any Guarantors shall deliver to the Trustee, within 120 days after the end of each fiscal year ending after December 31, 2006, a written statement (which need not be an Officers’ Certificate) signed by the principal executive officer, the principal accounting officer, or the principal financial officer of each of the Issuers and any Guarantor stating that in the course of performance of his or her duties as an officer of each of the Issuers and any Guarantor he or she would normally obtain knowledge of the keeping, observing, performing and fulfilling by each of the Issuers and any Guarantor of its obligations under this Indenture, and further stating that to his or her knowledge each of the Issuers and any Guarantors has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company or any of its Subsidiaries is taking or proposes to take with respect thereto).
          Section 4.05. [Intentionally Omitted].
          Section 4.06. [Intentionally Omitted].
          Section 4.07. Limitation on Liens.
     The Company shall not, and shall not permit any Subsidiary of the Company to, issue, assume or guarantee any Indebtedness secured by a Lien, other than a Permitted Lien, upon any of their respective properties, without providing that the Notes shall be equally and ratably secured with such Indebtedness until such time as such Indebtedness is no longer secured by a

Lien.
     Notwithstanding the preceding, the Company may, and may permit any Subsidiary of the Company to, issue, assume or guarantee any Indebtedness secured by a Lien, other than a Permitted Lien, without securing the Notes, provided that the aggregate principal amount of all Indebtedness then outstanding secured by Liens (other than Permitted Liens) does not exceed 15% of Consolidated Net Tangible Assets.
          Section 4.08. Potential Subsidiary Guarantees.
     If, after the date of this Indenture, any Subsidiary of the Company that is not already a Guarantor guarantees any other Indebtedness of either of the Issuers or any Indebtedness of any Guarantor, or any Qualifying Domestic Subsidiary, if not then a Guarantor, incurs any Indebtedness aggregating in excess of $50.0 million in principal amount at any time outstanding, then, in either case, that Subsidiary shall become a Guarantor by executing (together with the Issuers and any other Guarantors) a supplemental indenture substantially in the form of Annex A hereto and delivering it to the Trustee within twenty Business Days of the date on which it guaranteed or incurred such Indebtedness, as the case may be, together with any Officers’ Certificate or Opinion of Counsel required by Section 9.06.
          Section 4.09. [Intentionally Omitted].
          Section 4.10. Offer to Repurchase Upon Change of Control.
     (1) Within 30 days following the occurrence of a Change of Control, the Company shall make an offer (a “Change of Control Offer”) to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder’s Notes at a purchase price (the “Change of Control Payment”) in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest and Additional Interest, if any, thereon to the date of settlement (the “Change of Control Settlement Date”), subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the Change of Control Settlement Date. Within 30 days following a Change of Control, the Company shall mail a notice of the Change of Control Offer to each Holder and the Trustee describing the transaction that constitutes the Change of Control and stating:
     (a) that the Change of Control Offer is being made pursuant to this Section 4.10 and that all Notes validly tendered and not withdrawn will be accepted for payment;
     (b) the purchase price and the purchase date, which shall be no earlier than 30 days but no later than 60 days from the date such notice is mailed (the “Change of Control Purchase Date”);
     (c) that the Change of Control Offer will expire as of the time specified in such notice on the Change of Control Purchase Date and that the

Company shall pay the Change of Control Purchase Price for all Notes purchased as of the Change of Control Purchase Date promptly thereafter on the Change of Control Settlement Date;
     (d) that any Note not tendered will continue to accrue interest and Additional Interest, if any;
     (e) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest and Additional Interest, if any, after the Change of Control Settlement Date;
     (f) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, properly endorsed for transfer, together with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes completed and such customary documents as the Company may reasonably request, to the Paying Agent at the address specified in the notice prior to the termination of the Change of Control Offer on the Change of Control Purchase Date;
     (g) that Holders will be entitled to withdraw their election if the Paying Agent receives, prior to the termination of the Change of Control Offer, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing its election to have the Notes purchased; and
     (h) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.
If any of the Notes subject to a Change of Control Offer is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depository applicable to repurchases. Further, the Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.10, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under such provisions by virtue of such conflict.

     (2) On the Change of Control Purchase Date, the Company shall, to the extent lawful, accept for payment all Notes or portions thereof (in integral multiples of $1,000) properly tendered pursuant to the Change of Control Offer. Promptly thereafter on the Change of Control Settlement Date the Company shall:
     (a) deposit with the Paying Agent by 11:00 a.m., New York City time, an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and
     (b) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.
On the Change of Control Settlement Date, the Paying Agent shall mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes (or, if all the Notes are then in global form, make such payment through the facilities of the Depository) and the Trustee shall authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, however, that each such new Note will be in a principal amount of $1,000 or an integral multiple of $1,000. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.
     (3) Subject to the provisions of Section 4.13, the Change of Control provisions described above shall be applicable whether or nor any other provisions of this Indenture are applicable.
     (4) Prior to complying with any of the provisions of this Section 4.10, but in any event no later than the Change of Control Purchase Date, if the Company is subject to any agreement restricting its compliance with this Section 4.10, the Company must either repay all of the Senior Debt outstanding under such agreement or obtain the requisite consents, if any, under such agreement to permit the repurchase of Notes required by this Section 4.10.
     (5) The Company shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer.
          Section 4.11. Permitted Business Activities of Finance Corp.
     Finance Corp. shall not incur Indebtedness unless (1) the Company is a co-obligor or guarantor of such Indebtedness or (2) the net proceeds of such Indebtedness are loaned to the Company, used to acquire outstanding debt securities issued by the Company or used to repay Indebtedness of the Company. Finance Corp. shall not engage in any business not related directly or indirectly to obtaining money or arranging financing for the Company or its Subsidiaries.

          Section 4.12. No Inducements.
     The Company shall not, and the Company shall not permit any of its Subsidiaries, either directly or indirectly, to pay (or cause to be paid) any consideration, whether by way of interest, fee or otherwise, to any Beneficial Owner or Holder of the Notes for or as an inducement to any consent to any waiver, amendment or supplement of any terms or provisions of this Indenture or the Notes, unless such consideration is offered to be paid (or agreed to be paid) to all Beneficial Owners and Holders of the Notes which so consent in the time frame set forth in the solicitation documents relating to such consent.
          Section 4.13. Covenant Termination.
     If at any time (a) the rating assigned to the Notes by at least two of S&P, Moody’s and Fitch is an Investment Grade Rating and (b) no Default has occurred and is continuing under this Indenture, upon the Company’s delivery to the Trustee of an Officers’ Certificate to the effect that the conditions described in clauses (a) and (b) are satisfied, the Company and its Subsidiaries shall no longer be subject to the provisions of Sections 4.08 and 4.10 and Article 10 of this Indenture and any Subsidiary Guarantee then outstanding shall be released as provided in Section 10.02. However, the Company and its Subsidiaries shall remain subject to all of the other provisions of this Indenture.
ARTICLE 5
SUCCESSORS
          Section 5.01. Merger, Consolidation, or Sale of Assets.
     Neither of the Issuers may, directly or indirectly, (1) consolidate or merge with or into another Person (whether or not such Issuer is the survivor), or (2) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to another Person, except in any case respecting the Company in accordance with the Limited Partnership Agreement, unless:
     (a) either (1) such Issuer is the survivor or (2) the Person formed by or surviving any such consolidation or merger (if other than such Issuer ) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia; provided, however, that Finance Corp. may not consolidate or merge with or into any Person other than a corporation satisfying such requirement so long as the Company is not a corporation;
     (b) the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of such Issuer under the Notes, this Indenture and the applicable Registration Rights Agreement pursuant to a supplemental indenture or other agreement in a form reasonably satisfactory to the Trustee;

     (c) immediately after such transaction no Default or Event of Default exists; and
     (d) such Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or disposition and such supplemental indenture (if any) comply with this Indenture.
          Section 5.02. Successor Substituted.
     Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of an Issuer in accordance with Section 5.01 hereof, the successor formed by such consolidation or into which such Issuer is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and may exercise every right and power of, such Issuer under this Indenture with the same effect as if such successor had been named as such Issuer herein and shall be substituted for such Issuer (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” or “Finance Corp.,” as the case may be, shall refer instead to the successor and not to the Company or Finance Corp., as the case may be); and thereafter, if an Issuer is dissolved following a transfer of all or substantially all of its properties or assets in accordance with this Indenture, it shall be discharged and released from all obligations and covenants under this Indenture and the Notes.
     Upon any consolidation or merger of a Guarantor, the successor formed by such consolidation or into which such Guarantor is merged shall succeed to, and may exercise every right and power of and shall be subject to every obligation of, such Guarantor under this Indenture with the same effect as if such successor had been named as such Guarantor herein and shall be substituted for such Guarantor (so that from and after the date of such consolidation or merger the provisions of this Indenture referring to such “Guarantor” shall refer instead to the successor and not to the predecessor Guarantor).
ARTICLE 6
DEFAULTS AND REMEDIES
          Section 6.01. Events of Default.
     An “Event of Default” occurs if one of the following shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be involuntary or be effected by operation of law):
     (a) an Issuer defaults in the payment when due of interest or Additional Interest, if any, with respect to, the Notes, and such default continues for a period of 30 days;
     (b) an Issuer defaults in the payment of the principal of, or premium, if any, on, the Notes when due at their Stated Maturity, upon required repurchase, upon optional redemption, upon declaration or otherwise;

     (c) the Company fails to comply with the provisions of Section 4.10 or 5.01 hereof;
     (d) the Company fails to comply with any other covenant or other agreement in this Indenture or the Notes for 60 days after its receipt of written notice requiring the same to be remedied and stating that such notice is a “Notice of Default” given by registered or certified mail by the Trustee upon direction by the Holders of at least 25% in principal amount of the Notes then outstanding; provided, that if such failure cannot be remedied within such 60-day period, such period shall be extended by another 60 days so long as (i) such failure is subject to cure and (ii) the Company is using commercially reasonable efforts to cure such failure; and provided, further, that a failure to comply with any such other agreement in this Indenture or the Notes that results from a change in GAAP shall not be deemed to be an Event of Default;
     (e) except as permitted by this Indenture, any Subsidiary Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Subsidiary Guarantee; and
     (f) the Company, Finance Corp., any of the Company’s Subsidiaries that is a Significant Subsidiary of the Company or any group of Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary of the Company pursuant to or within the meaning of Bankruptcy Law:
     (1) commences a voluntary case,
     (2) consents in writing to the entry of an order for relief against it in an involuntary case,
     (3) consents in writing to the appointment of a Custodian of it or for all or substantially all of its property,
     (4) makes a general assignment for the benefit of its creditors, or
     (5) admits in writing it generally is not paying its debts as they become due; or
     (g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
     (1) is for relief against the Company, Finance Corp., any of the Company’s Subsidiaries that is a Significant Subsidiary of the Company or any group of Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary of the Company in an involuntary case;
     (2) appoints a Custodian of the Company, Finance Corp., any of the Company’s Subsidiaries that is a Significant Subsidiary of the Company or any group of Subsidiaries of the Company that, taken together, would constitute a

Significant Subsidiary of the Company or for all or substantially all of the property of the Company, Finance Corp., any of the Company’s Subsidiaries that is a Significant Subsidiary of the Company or any group of Subsidiaries of the Company, that, taken together, would constitute a Significant Subsidiary of the Company; or
     (3) orders the liquidation of the Company, Finance Corp., any of the Company’s Subsidiaries that is a Significant Subsidiary of the Company or any group of Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary of the Company;
     and the order or decree remains unstayed and in effect for 90 consecutive days.
          Section 6.02. Acceleration.
     If any Event of Default occurs and is continuing, the Trustee, by notice to the Issuers, or the Holders of at least 25%, in the case of clause (a) or (b) of Section 6.01 hereof, or of at least a majority, in the case of clauses (c) — (e) of Section 6.01 hereof, in principal amount of the then outstanding Notes, by notice to the Issuers and the Trustee, may declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately, together with all accrued and unpaid interest, Additional Interest, if any, and premium, if any, thereon. Notwithstanding the preceding, if an Event of Default specified in clause (f) or (g) of Section 6.01 hereof occurs with respect to the Company, Finance Corp., any of the Company’s Subsidiaries that is a Significant Subsidiary of the Company or any group of Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary of the Company, all outstanding Notes shall become due and payable without further action or notice, together with all accrued and unpaid interest, Additional Interest, if any, and premium, if any, thereon. The Holders of a majority in principal amount of the then outstanding Notes by notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if (i) the rescission would not conflict with any judgment or decree, (ii) all existing Events of Default (except with respect to nonpayment of principal, premium, if any, interest or Additional Interest, if any, that have become due solely because of the acceleration) have been cured or waived and (iii) all amounts due to the Trustee under Section 7.07 have been paid.
          Section 6.03. Other Remedies.
     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, and premium, if any, interest and Additional Interest, if any, on, the Notes or to enforce the performance of any provision of the Notes or this Indenture.
     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

          Section 6.04. Waiver of Past Defaults.
     Holders of a majority in principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, or premium, if any, interest or Additional Interest, if any, on, the Notes (including in connection with an offer to purchase). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
          Section 6.05. Control by Majority.
     Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.
          Section 6.06. Limitation on Suits.
     A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:
     (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;
     (b) the Holders of at least 25%, or, in the case of an Event of Default specified in clauses (c) — (e) of Section 6.01 hereof, at least a majority, in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;
     (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense;
     (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and
     (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.
A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

          Section 6.07. Rights of Holders of Notes to Receive Payment.
     Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, and premium, if any, interest and Additional Interest, if any, on, the Note, on or after the respective due dates expressed or provided for in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
          Section 6.08. Collection Suit by Trustee.
     If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers and any Guarantors for the whole amount of principal, premium, if any, interest and Additional Interest, if any, remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and Additional Interest, if any, as provided for in the Notes and in Section 4.01 hereof, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
          Section 6.09. Trustee May File Proofs of Claim.
     The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes), their creditors or their property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          Section 6.10. Priorities.
     If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:
     First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the Trustee’s costs and expenses of collection;
     Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, interest and Additional Interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, interest and Additional Interest, if any, respectively; and
     Third: to the Issuers or to such party as a court of competent jurisdiction shall direct.
     The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.
          Section 6.11. Undertaking for Costs.
     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.
ARTICLE 7
TRUSTEE
          Section 7.01. Duties of Trustee.
     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.
     (b) Except during the continuance of an Event of Default:
     (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

     (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.
     (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
     (i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;
     (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;
     (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof; and
     (iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
     (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.
     (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with an Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
          Section 7.02. Rights of Trustee.
     (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.
     (b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both covering such matters as the Trustee shall reasonably request. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

     (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.
     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.
     (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from an Issuer shall be sufficient if signed by an Officer of such Issuer.
     (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holder shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.
     (g) The Trustee shall have no duty to inquire as to the performance of the Company’s covenants in Article 4 hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except: (1) any Event of Default occurring pursuant to Section 6.01(a) or 6.01(b) hereof if the Trustee is then a Paying Agent; or (2) any Default or Event of Default of which a Responsible Officer shall have received written notification from an Issuer, a Guarantor or a Holder, or obtained actual knowledge.
     (h) The permissive right of the Trustee to act hereunder shall not be construed as a duty.
          Section 7.03. Individual Rights of Trustee.
     The Trustee or any Agent in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers, any Guarantor or any Affiliate of the Company with the same rights it would have if it were not Trustee or such Agent. However, in the event that the Trustee acquires any conflicting interest (as defined in the TIA) after a Default has occurred and is continuing, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. The Trustee is also subject to Sections 7.10 and 7.11 hereof.
          Section 7.04. Trustee’s Disclaimer.
     The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for either Issuer’s use of the proceeds from the Notes or any money paid to an Issuer or upon either Issuer’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.
          Section 7.05. Notice of Defaults.

     If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, or premium, if any, interest or Additional Interest, if any, on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.
          Section 7.06. Reports by Trustee to Holders of the Notes.
     Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA § 313(b)(2) and § 313(b)(1). The Trustee shall also transmit by mail all reports as required by TIA § 313(c).
     A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Issuers and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA § 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.
          Section 7.07. Compensation and Indemnity.
     The Issuers shall pay to the Trustee from time to time such reasonable compensation as the Issuers and the Trustee may agree in writing for the Trustee’s acceptance of this Indenture and services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services, except for any disbursements, advances or expenses as may be caused by the Trustee’s own negligence or willful misconduct. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.
     The Issuers and any Guarantors shall indemnify the Trustee, jointly and severally, against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuers and any Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by an Issuer, any Guarantor or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence, bad faith or willful misconduct. The Trustee shall notify the Issuers and any Guarantors promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers and any Guarantors shall not relieve the Issuers or any Guarantors of their obligations hereunder. The Issuers and any Guarantors shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuers and any Guarantors shall pay the reasonable fees and expenses of such counsel; provided that the Issuers and any Guarantors will not be required to pay such fees and expenses if they assume the Trustee’s defense with counsel acceptable to and approved by the Trustee (such approval not to be unreasonably withheld) and there is no conflict of interest between the Issuers and the Trustee in connection with such defense. The Issuers and any Guarantors need not pay for any settlement made without their consent, which consent shall not be unreasonably withheld. Neither the Issuers nor any Guarantors need reimburse the Trustee for any expense or indemnify against any liability or loss of the Trustee to the extent such expense, liability or loss is attributable to the negligence, bad faith or willful misconduct of the Trustee.
     The obligations of the Issuers and any Guarantors under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.
     To secure the Issuers’ and any Guarantors’ payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.
     Without prejudice to any other remedies available to the Trustee under applicable law, when the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(f) or (g) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.
          Section 7.08. Replacement of Trustee.
     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.
     The Trustee may resign in writing upon 30 days notice at any time and be discharged from the trust hereby created by so notifying the Issuers. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing and may appoint a successor trustee with the consent of the Issuers. The Issuers may remove the Trustee if:
     (a) the Trustee fails to comply with Section 7.10 hereof;
     (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
     (c) a receiver, Custodian or public officer takes charge of the Trustee or its property; or
     (d) the Trustee becomes incapable of acting.
     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.
     If a successor Trustee has not been appointed within 90 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.
     If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section 7.10 hereof, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers’ and the Guarantors’ obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.
          Section 7.09. Successor Trustee by Merger, Etc.
     If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee. As soon as practicable, the successor Trustee shall mail a notice of its succession to the Issuers and the Holders of the Notes.
          Section 7.10. Eligibility; Disqualification.
     There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.
     This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b).
          Section 7.11. Preferential Collection of Claims Against Issuers.
     The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE
          Section 8.01. Option to Effect Legal Defeasance or Covenant Defeasance.
     The Issuers may, at their option evidenced by an Officers’ Certificate, at any time, exercise their rights under either Section 8.02 or 8.03 hereof with respect to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.
          Section 8.02. Legal Defeasance and Discharge.
     Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuers shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have discharged their obligations with respect to all outstanding Notes, and each Guarantor shall be deemed to have discharged its obligations with respect to its Subsidiary Guarantee, on the date the conditions set forth in Section 8.04 below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuers shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, and each Guarantor shall be deemed to have paid and discharged its Subsidiary Guarantee (which in the case of the Notes shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below) and to have satisfied all its other obligations under such Notes or Subsidiary Guarantee and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, and premium, if any, interest and Additional Interest, if any, on, such Notes when such payments are due, (b) the Issuers’ obligations with respect to such Notes under Sections 2.03, 2.04, 2.07, 2.09 and 4.02 hereof and the Appendix, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers’ and the Guarantors’ obligations in connection therewith and (d) the Legal Defeasance provisions of this Article 8. Subject to compliance with this Article 8, the Issuers may exercise their option under this Section 8.02 notwithstanding the prior exercise of their option under Section 8.03 hereof.
     If the Issuers exercise their Legal Defeasance option, each Guarantor shall be released and relieved of any obligations under its Subsidiary Guarantee, and any security for the Notes (other than the trust) shall be released.
          Section 8.03. Covenant Defeasance.
     Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuers shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their obligations under the covenants contained in Article 4 (other than those in Sections 4.01 and 4.02 and those imposed by TIA § 318(c)) on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder. For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuers and any Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Section 6.01(e) hereof shall not constitute an Event of Default.
     If the Issuers exercise their Covenant Defeasance option, each Guarantor shall be released and relieved of any obligations under its Subsidiary Guarantee and any security for the Notes (other than the trust) shall be released.
          Section 8.04. Conditions to Legal or Covenant Defeasance.
     In order to exercise either Legal Defeasance or Covenant Defeasance:
     (a) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, an amount of cash in U.S. dollars, non-callable Government Securities that through the payment of interest and principal in accordance with their terms, or a combination thereof, as will be sufficient without consideration of any reinvestment of interest, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, and premium, if any, interest and Additional Interest, if any, on, the outstanding Notes on the date of fixed maturity or on the applicable redemption date, as the case may be, and the Issuers must specify whether the Notes are being defeased to the date of fixed maturity or to a particular redemption date, and in the case of a defeasance to a particular redemption date, notice of such redemption shall have been given pursuant to this Indenture or the Issuers shall have given the Trustee irrevocable direction to give such notice;
     (b) in the case of an election under Section 8.02 hereof, the Issuers shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that:
     (1) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling; or
     (2) since the Initial Issuance Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
     (c) in the case of an election under Section 8.03 hereof, the Issuers shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
     (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness or the grant of Liens securing such Indebtedness, all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article 8 concurrently with such incurrence or within 30 days thereof) or insofar as Events of Default described in clause (f) or (g) of Section 6.01 are concerned, at any time in the period ending on the 91st day after the day of deposit;
     (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;
     (f) the Issuers shall have delivered to the Trustee an Opinion of Counsel (which may be based on such solvency certificates or solvency opinions as counsel deems necessary or appropriate) to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;
     (g) the Issuers shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders over any other creditors of the Issuers or with the intent of defeating, hindering, delaying or defrauding creditors of the Issuers or others; and
     (h) the Issuers shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.
Section 8.05. Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.
     Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.04 or 8.08 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or any of its Subsidiaries acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, interest and Additional Interest, if any, but such money need not be segregated from other funds except to the extent required by law.
     The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 or 8.08 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
     Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the written request of the Issuers any money or non-callable Government Securities held by it as provided in Section 8.04 or 8.08 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance, Covenant Defeasance or Discharge, as the case may be.
          Section 8.06. Repayment to Issuers.
     Subject to applicable escheat and abandoned property laws, any money or non-callable Government Securities deposited with the Trustee or any Paying Agent, or then held by an Issuer, in trust for the payment of the principal of, or premium, if any, interest or Additional Interest, if any, on, any Note and remaining unclaimed for two years after such principal, premium, interest or Additional Interest, if any, has become due and payable shall be paid to the Issuers on their written request or (if then held by an Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured creditor, look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money or non-callable Government Securities, and all liability of the Issuers as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuers.

          Section 8.07. Reinstatement.
     If the Trustee or Paying Agent is unable to apply any money or non-callable Government Securities in accordance with Section 8.05 hereof, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.05 hereof; provided, however, that, if an Issuer makes any payment of principal of, or premium, if any, interest or Additional Interest, if any, on, any Note following the reinstatement of its obligations, such Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.
          Section 8.08. Discharge.
     This Indenture shall be satisfied and discharged and shall cease to be of further effect as to all Notes issued hereunder (except for (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in clause (b) of this Section 8.08, and as more fully set forth in such clause (b), payments in respect of the principal of, and premium, if any, interest or Additional Interest, if any, on, such Notes when such payments are due, (b) the Issuers’ obligations with respect to such Notes under Sections 2.03, 2.04, 2.07, 2.09 and 4.02 hereof and the Appendix and (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers’ and Guarantors’ obligations in connection therewith), when:
     (1) either:
     (a) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuers, have been delivered to the Trustee for cancellation; or
     (b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable or will become due and payable within one year by reason of the mailing of a notice of redemption or otherwise, and the Issuers or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, an amount of cash in U.S. dollars, non-callable Government Securities that through the payment of interest and principal in accordance with their terms, or a combination thereof, as will be sufficient without consideration of any reinvestment of interest, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest and Additional Interest, if any, to the date of fixed maturity or redemption;
     (2) no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this

Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;
     (3) the Issuers or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture;
     (4) the Issuers have delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at fixed maturity or the redemption date, as the case may be; and
     (5) the Issuers have delivered an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge of this Indenture (“Discharge”) have been satisfied.
ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER
          Section 9.01. Without Consent of Holders of Notes.
     Notwithstanding Section 9.02 of this Indenture, the Issuers, any Guarantors and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:
          (a) to cure any ambiguity, defect or inconsistency;
          (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;
          (c) to provide for the assumption of an Issuer’s or Guarantor’s obligations to the Holders of Notes pursuant to Article 5 hereof;
          (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder, provided that any change to conform this Indenture to the Offering Memorandum shall not be deemed to adversely affect the legal rights hereunder of any Holder;
          (e) to secure the Notes pursuant to the requirements of Section 4.07 or otherwise;
          (f) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture;
          (g) to add any Guarantor with respect to the Notes in accordance with Section 4.08 hereof or to evidence the release of any Guarantor from its Subsidiary Guarantee in accordance with Article 10 hereof;

          (h) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or
          (i) to evidence or provide for the acceptance of appointment under this Indenture of a successor Trustee.
     Upon the request of the Company and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Issuers and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.
          Section 9.02. With Consent of Holders of Notes.
     Except as provided above in Section 9.01 and below in this Section 9.02, the Issuers, any Guarantors and the Trustee may amend or supplement this Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, tender offer or exchange offer for Notes). However, without the consent of each Holder affected, an amendment, supplement or waiver may not (with respect to any Notes held by a non-consenting Holder):
     (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;
     (b) reduce the principal of or change the fixed maturity of any Note or alter any of the provisions with respect to the redemption or repurchase of the Notes (except for the provisions of Section 4.10 hereof);
     (c) reduce the rate of or change the time for payment of interest on any Note;
     (d) waive a Default or Event of Default in the payment of principal of, or premium, if any, interest or Additional Interest, if any, on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);
     (e) make any Note payable in money other than that stated in the Notes;
     (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or Events of Default or the rights of Holders of Notes to receive payments of principal of, or premium, if any, interest or Additional Interest, if any, on, the Notes (except as permitted in clause (g) below);

     (g) waive a redemption or repurchase payment with respect to any Note (other than a payment required by Section 4.10 hereof);
     (h) release any Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture, except in accordance with the terms of this Indenture; or
     (i) make any change in the preceding amendment, supplement and waiver provisions.
     Upon the request of the Issuers accompanied by Board Resolutions authorizing their execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Issuers and the Guarantors in the execution of such amended or supplemental indenture, unless such amended or supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.
     It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.
     After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver.
          Section 9.03. Compliance with Trust Indenture Act.
     Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.
     A consent to any amendment, supplement or waiver under this Indenture by any Holder given in connection with a purchase, tender or exchange of such Holder’s Notes shall not be rendered invalid by such purchase, tender or exchange.
          Section 9.04. Revocation and Effect of Consents.
     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment or waiver or revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date except to the extent that the requisite number of consents to the amendment, supplement or waiver have been obtained within such 90-day period or as set forth in the next paragraph of this Section 9.04.
     After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (a) through (i) of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same indebtedness as the consenting Holder’s Note.
          Section 9.05. Notation on or Exchange of Notes.
     The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuers, in exchange for all Notes, may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.
     Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.
          Section 9.06. Trustee to Sign Amendments, Etc.
     The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee under this Indenture or otherwise. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.
ARTICLE 10
GUARANTEES OF NOTES
          Section 10.01. Subsidiary Guarantees.
     Subject to this Article 10, each of the Persons who shall become a Guarantor pursuant to Section 4.08 hereof thereby, jointly and severally, unconditionally guarantees as provided in this Article 10 and on a senior unsecured basis, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes held thereby and the Obligations of the Issuers hereunder and thereunder, that: (a) the principal of, premium, if any, interest and Additional Interest, if any, on, the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at Stated Maturity, by acceleration, upon repurchase, redemption or otherwise, and interest on the overdue principal of premium, if any, and (to the extent permitted by law) interest and Additional Interest, if any, on, the Notes, and all other payment Obligations of the Issuers to the Holders or the Trustee hereunder or thereunder will be promptly paid in full and performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at Stated Maturity, by acceleration, upon repurchase, redemption or otherwise. Failing payment when so due of any amount so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under the Subsidiary Guarantees, and shall entitle the Holders to accelerate the obligations of the Guarantors hereunder in the same manner and to the same extent as the Obligations of the Issuers.
     The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against an Issuer, any action to enforce the same or any other circumstance (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor further, to the extent permitted by law, hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of an Issuer, any right to require a proceeding first against an Issuer, protest, notice and all demands whatsoever and covenants that its Subsidiary Guarantee is a guarantee of payment and not of collection and will not be discharged except by complete performance of the Obligations contained in the Notes and this Indenture.
     If any Holder or the Trustee is required by any court or otherwise to return to an Issuer, the Guarantors, or any Custodian, Trustee or other similar official acting in relation to any of the Issuers or the Guarantors, any amount paid by an Issuer or any Guarantor to the Trustee or such Holder, the Subsidiary Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it shall not be entitled to, and hereby waives, any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby.
     Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (a) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of its Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed thereby, and (b) in the event of any declaration of acceleration of such Obligations as provided in Article 6 hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of its Subsidiary Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantees.

          Section 10.02. Releases of Subsidiary Guarantees.
     The Subsidiary Guarantee of a Guarantor shall be released: (1) in connection with any sale or other disposition of all or substantially all of the properties or assets of such Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Company; (2) in connection with any sale or other disposition of all of the Capital Stock of such Guarantor to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Company; (3) if the provisions of Section 4.08 shall terminate in accordance with Section 4.13 of this Indenture; (4) upon Legal Defeasance or Covenant Defeasance or Discharge in accordance with Article 8; or (5) at such time as such Guarantor ceases to guarantee any other Indebtedness of either of the Issuers and any Indebtedness of any other Guarantor, provided that it is then no longer an obligor with respect to any Indebtedness in excess of $50.0 million in aggregate principal amount.
     Upon delivery by the Company to the Trustee of an Officers’ Certificate to the effect that any of the conditions described in the foregoing clauses (1) — (5) has occurred, the Trustee shall execute any documents reasonably requested by the Company in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee. Any Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of, and premium, if any, interest and Additional Interest, if any, on, the Notes and for the other obligations of such Guarantor under this Indenture as provided in this Article 10.
          Section 10.03. Limitation on Guarantor Liability.
     The obligations of each Guarantor under its Subsidiary Guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally.
          Section 10.04. Notation of Subsidiary Guarantee.
     Nothing herein shall require that the Notes bear a notation evidencing any Subsidiary Guarantee and the failure of a Note to bear such a notation shall not impair or affect the validity of any Subsidiary Guarantee.
ARTICLE 11
MISCELLANEOUS
          Section 11.01. Trust Indenture Act Controls.
     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA §318(c), such TIA-imposed duties shall control.
          Section 11.02. Notices.

     Any notice or communication by an Issuer, any Guarantor or the Trustee to the others is duly given if in writing (in the English language) and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others’ address:
     If to any of the Issuers or any Guarantor:
Williams Partners L.P.
One Williams Center
Tulsa, Oklahoma 74172-0172
Attention: Chief Financial Officer
Telecopier No.: (918) 573-0871
     If to the Trustee:
JPMorgan Chase Bank, N.A.
4 New York Plaza, 15th Floor
New York, New York 10004
Attention: Worldwide Securities Services
Telecopier No.: (212) 623-6167
     An Issuer, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.
     All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery in each case to the address shown above.
     Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.
     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
     If either of the Issuers mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.
          Section 11.03. Communication by Holders of Notes with Other Holders of Notes.
     Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

          Section 11.04. Certificate and Opinion as to Conditions Precedent.
     Upon any request or application by an Issuer to the Trustee to take any action under this Indenture, such Issuer shall furnish to the Trustee:
          (a) an Officers’ Certificate in form reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and
          (b) an Opinion of Counsel in form reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.
          Section 11.05. Statements Required in Certificate or Opinion.
     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.04 or TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:
          (a) a statement that the person making such certificate or opinion has read such covenant or condition;
          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
          (c) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and
          (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been satisfied.
          Section 11.06. Rules by Trustee and Agents.
     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
          Section 11.07. No Personal Liability.
     Neither the General Partner nor any present or future director, officer, partner, employee, incorporator, manager or owner of Capital Stock of the General Partner, as such, shall have any liability for any obligations of the Issuers or any Guarantor under the Notes, the Subsidiary Guarantees or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

     Notwithstanding the foregoing, nothing in the preceding paragraph shall be construed to modify or supersede any obligation of the General Partner to restore any negative balance in its capital account (maintained by the Company pursuant to the Limited Partnership Agreement) upon liquidation of its interest in the Company.
          Section 11.08. Governing Law.
     THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          Section 11.09. No Adverse Interpretation of Other Agreements.
     This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
          Section 11.10. Successors.
     All agreements of the Issuers and any Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.
          Section 11.11. Severability.
     In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
          Section 11.12. Table of Contents, Headings, Etc.
     The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
          Section 11.13. Joint and Several Liability.
     The Obligations of the Issuers under this Indenture and the Notes shall be joint and several.
          Section 11.14. Counterparts.
     This Indenture may be signed in counterparts and by the different parties hereto in separate counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.
[Signatures on following page]

SIGNATURES

WILLIAMS PARTNERS L.P.

By:	Williams Partners GP LLC,
its General Partner

By:	/s/ Donald R. Chappel

Donald R. Chappel
Chief Financial Officer

WILLIAMS PARTNERS FINANCE
CORPORATION

By:	/s/ Donald R. Chappel

Donald R. Chappel
Vice President and Chief Financial Officer

JPMORGAN CHASE BANK, N.A.,
as Trustee

By:	/s/ Joanne Adamis

Joanne Adamis
Vice President

RULE 144A/REGULATION S APPENDIX
PROVISIONS RELATING TO INITIAL NOTES
AND EXCHANGE NOTES
1. Definitions
     1.1 Definitions.
     For the purposes of this Appendix the following terms shall have the meanings indicated below:
     “Depository” means The Depository Trust Company, its nominees and their respective successors.
     “Exchange Notes” means (1) the 7 1/2% Senior Notes due 2011 issued pursuant to the Indenture in connection with a Registered Exchange Offer pursuant to a Registration Rights Agreement and (2) Additional Notes, if any, issued pursuant to a registration statement filed with the SEC under the Securities Act.
     “Initial Notes” means (1) $150.0 million aggregate principal amount of 7 1/2% Senior Notes due 2011 issued on the Initial Issuance Date and (2) Additional Notes, if any, issued in a transaction exempt from the registration requirements of the Securities Act.
     “Initial Purchasers” means (1) with respect to the Initial Notes issued on the Initial Issuance Date, Citigroup Global Markets Inc. and Lehman Brothers Inc., and (2) with respect to each issuance of Additional Notes, the Persons purchasing such Additional Notes under the related Purchase Agreement.
     “Notes” means the Initial Notes, the Additional Notes and the Exchange Notes, treated as a single class.
     “Notes Custodian” means the custodian with respect to a Global Note (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee.
     “Purchase Agreement” means (1) with respect to the Initial Notes issued on the Initial Issuance Date, the Purchase Agreement dated June 15, 2006 among the Issuers and the related Initial Purchasers, and (2) with respect to each issuance of Additional Notes, the purchase agreement or underwriting agreement among the Issuers and the Persons purchasing such Additional Notes.
     “Registered Exchange Offer” means the offer by the Issuers, pursuant to a Registration Rights Agreement, to certain Holders of Initial Notes, to issue and deliver to such Holders, in exchange for the Initial Notes, a like aggregate principal amount of Exchange Notes registered under the Securities Act.
     “Registration Rights Agreement” means (1) with respect to the Initial Notes issued on the Initial Issuance Date, the Registration Rights Agreement dated June 20, 2006 among the Issuers

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and the Initial Purchasers, a form of which is attached to this Indenture as Annex B, and (2) with respect to each issuance of Additional Notes issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Issuers and the Persons purchasing such Additional Notes under the related Purchase Agreement.
     “Shelf Registration Statement” means the registration statement issued by the Company in connection with the offer and sale of Initial Notes pursuant to a Registration Rights Agreement.
     “Transfer Restricted Securities” means Notes that bear or are required to bear the legend set forth in Section 2.3(b) hereof.
     1.2 Other Definitions.

Term	Defined in Section:
“Agent Members”	2.1	(b)
“Distribution Compliance Period”	2.1	(b)
“Global Note”	2.1	(a)
“Regulation S”	2.1	(a)
“Regulation S Notes”	2.1	(a)
“Restricted Global Note”	2.1	(a)
“Rule 144A”	2.1	(a)
“Rule 144A Notes”	2.1	(a)
2. The Notes.
     2.1 (a) Form and Dating. Initial Notes offered and sold to QIBs in reliance on Rule 144A (“Rule 144A Notes”) under the Securities Act (“Rule 144A”) or in reliance on Regulation S (“Regulation S Notes”) under the Securities Act (“Regulation S”), in each case as provided in a Purchase Agreement, shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form without interest coupons with the global Notes legend and restricted Notes legend set forth in Exhibit 1 hereto (each, a “Restricted Global Note”), which shall be deposited on behalf of the purchasers of the Initial Notes represented thereby with the Trustee, as custodian for the Depository (or with such other custodian as the Depository may direct), and registered in the name of the Depository or a nominee of the Depository, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided. Beneficial interests in a Restricted Global Note representing Initial Notes sold in reliance on either Rule 144A or Regulation S may be held through Euroclear or Clearstream, as indirect participants in the Depository. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided. Exchange Notes shall be issued in global form (with the global Notes legend set forth in Exhibit 1 hereto) or in certificated form as provided in Section 2.4 of this Appendix. Exchange Notes issued in global form and Restricted Global Notes are sometimes referred to in this Appendix as “Global Notes”.

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     (b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Note deposited with or on behalf of the Depository.
     The Issuers shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the Depository for such Global Note or Global Notes or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as custodian for the Depository. If such Global Notes are Restricted Global Notes, then separate Global Notes shall be issued to represent Rule 144A Notes and Regulation S Notes so long as required by law or the Depository.
     Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Note, and the Issuers, the Trustee and any agent of the Issuers or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Note.
     Until the 40th day after the later of the commencement of the offering of any Initial Notes and the original issue date of such Initial Notes (such period, the “Distribution Compliance Period”), a beneficial interest in a Restricted Global Note representing Regulation S Notes may be transferred to a Person who takes delivery in the form of an interest in a Restricted Global Note representing Rule 144A Notes only if the transferor first delivers to the Trustee a written certificate (in the form provided in the assignment form contained in Exhibit 1 hereto) to the effect that such transfer is being made to a Person who the transferor reasonably believes is purchasing for its own account or for the account of a QIB to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction. After the expiration of the Distribution Compliance Period, such certification requirements shall not apply to such transfers of beneficial interests in a Restricted Global Note representing Regulation S Notes.
     The Issuers shall give the Trustee notice of the termination date of a Distribution Compliance Period promptly after the original issuance of any Initial Notes hereunder.
     Beneficial interests in a Restricted Global Note representing Rule 144A Notes may be transferred to a Person who takes delivery in the form of an interest in a Restricted Global Note representing Regulation S Notes, whether before or after the expiration of the Distribution Compliance Period, only if the transferor first delivers to the Trustee a written certificate (in the form provided in the assignment form contained in Exhibit 1 hereto) to the effect that such transfer is being made in accordance with Rule 904 of Regulation S or Rule 144 (if available).
     (c) Certificated Notes. Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of certificated Notes. Certificated Notes shall not be exchangeable for beneficial interests in Global Notes.

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     2.2 Authentication. The Trustee shall authenticate and deliver: (1) on the Initial Issuance Date, an aggregate principal amount of $150.0 million of 7 1/2% Senior Notes due 2011, (2) any Additional Notes for an original issue in an aggregate principal amount specified in the written order of the Issuers pursuant to Section 2.02 of the Indenture and (3) Exchange Notes for issue only in a Registered Exchange Offer, pursuant to a Registration Rights Agreement, for a like principal amount of Initial Notes, in each case upon a written order of the Issuers signed on behalf of each Issuer by an Officer thereof. Such order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and to whom the Notes shall be registered and delivered.
     2.3 Transfer and Exchange.
     (a) Transfer and Exchange of Global Notes. (i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Registrar a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Note. The Registrar shall, in accordance with such instructions instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Note and to debit the account of the Person making the transfer the beneficial interest in the Global Note being transferred.
     (ii) Notwithstanding any other provisions of this Appendix, a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.
     (iii) In the event that a Restricted Global Note is exchanged for Notes in certificated form pursuant to Section 2.4 of this Appendix, prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Notes, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Notes intended to ensure that such transfers comply with Rule 144A or Regulation S, as the case may be) and such other procedures as may from time to time be adopted by the Company.
     (b) Legend.
     (i) Except as permitted by the following paragraphs (ii), (iii) and (iv), each Note certificate evidencing the Restricted Global Notes (and all Notes issued in exchange therefor or in substitution thereof, except Exchange Notes) shall bear a legend in substantially the following form:
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED,

App. - 4

ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH AN ISSUER OR ANY AFFILIATE OF AN ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) (THE “RESALE RESTRICTION TERMINATION DATE”) ONLY (A) TO AN ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE (D) PRIOR TO THE END OF THE 40 DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR PURSUANT TO CLAUSE (E) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.
     (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Restricted Global Note) pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer Restricted Security for a certificated Note that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Note).
     (iii) After a transfer of any Initial Notes pursuant to and during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Notes, all requirements pertaining to legends on such Initial Note will cease to apply, and a

App. - 5

certificated Initial Note or an Initial Note in global form, in each case without restrictive transfer legends, will be available to the transferee of the Holder of such Initial Notes upon exchange of such transferring Holder’s certificated Initial Note or directions to transfer such Holder’s interest in the Global Note, as applicable.
     (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Notes, Exchange Notes in certificated or global form will be available to Holders that exchange such Initial Notes in such Registered Exchange Offer, in each case without the restrictive transfer legend prescribed in the preceding paragraph (i).
     (c) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for certificated Notes, redeemed, repurchased or canceled, such Global Note shall be returned to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for certificated Notes, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.
     (d) Obligations with Respect to Transfers and Exchanges of Notes.
     (i) To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate certificated Notes and Global Notes at the Registrar’s request.
     (ii) No service charge shall be made for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax, assessments or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange pursuant to Sections 3.06, 4.10 and 9.05 and of the Indenture).
     (iii) The Registrar shall not be required to register the transfer of or exchange of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before mailing notice of any redemption of the Notes.
     (iv) Prior to the due presentation for registration of transfer of any Note, the Issuers, the Guarantors, the Trustee, the Paying Agent or the Registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, and (subject to the record date provisions of the Notes) interest and Additional Interest, if any, on, such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuers, the Guarantors, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.
     (v) All Notes issued upon any registration of transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same

App. - 6

     benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.
     (e) No Obligation of the Trustee.
     (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of optional redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.
     (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under Applicable Law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
     2.4 Certificated Notes.
     (a) Notwithstanding any other provision hereof, a Global Note shall be transferred to the beneficial owners thereof in the form of certificated Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.3 and (i) the Depository notifies the Issuers that it is unwilling or unable to continue as Depository for such Global Note or if at any time such Depository ceases to be a “clearing agency” registered under the Exchange Act and in either event a successor depositary is not appointed by the Issuers within 90 days, or (ii) an Event of Default has occurred and is continuing and the Depository notifies the Trustee of its decision to exchange the Global Notes.
     (b) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section shall be surrendered by the Depository or the Notes Custodian to the Trustee located at its Corporate Trust Office to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of certificated Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 principal amount and any integral multiple thereof and registered in such names as the Depository shall direct. Any

App. - 7

certificated Note delivered in exchange for an interest in the Global Note shall, except as otherwise provided by Section 2.3(b), bear the restricted Notes legend set forth in Exhibit 1 hereto.
     (c) Subject to the provisions of Section 2.4(b), the Holder of a Global Note shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.
     (d) In the event of the occurrence of any of the events specified in Section 2.4(a), the Issuers shall promptly make available to the Trustee a reasonable supply of certificated Notes in definitive, fully registered form without interest coupons.

App. - 8

EXHIBIT 1 TO RULE 144A/REGULATION S APPENDIX
[FORM OF FACE OF INITIAL NOTE]
[Global Notes Legend]
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO AN ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.
[Restricted Notes Legend]
     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH AN ISSUER OR ANY AFFILIATE OF AN ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) (THE “RESALE RESTRICTION TERMINATION DATE”) ONLY (A) TO AN ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED

Ex. 1 to App. - 1

STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE (D) PRIOR TO THE END OF THE 40 DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR PURSUANT TO CLAUSE (E) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

Ex. 1 to App. - 2

WILLIAMS PARTNERS L.P.
WILLIAMS PARTNERS FINANCE CORPORATION
7 1/2% Senior Note due 2011

No.	$

CUSIP No.
ISIN No.
     Williams Partners L.P., a Delaware limited partnership, and Williams Partners Finance Corporation, a Delaware corporation, jointly and severally promise to pay to                     , or registered assigns, the principal sum of                      Dollars [or such greater or lesser amount as may be indicated on Schedule A hereto]1 on June 15, 2011.
     Interest Payment Dates: June 15 and December 15.
     Record Dates: June 1 and December 1.
     Additional provisions of this Note are set forth on the other side of this Note.

WILLIAMS PARTNERS L.P.

By:	Williams Partners GP LLC,
its General Partner

By:

Name:
Title:

WILLIAMS PARTNERS
FINANCE CORPORATION

By:

Name:
Title:

[1]	If this Note is a Global Note, add this provision.

Ex. 1 to App. - 3

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION
JPMORGAN CHASE BANK, N.A.,
as Trustee, certifies that
this is one of the Notes
referred to in the Indenture.

By:
Authorized Officer

Dated:

Ex. 1 to App. - 4

[FORM OF REVERSE SIDE OF INITIAL NOTE]
7 1/2% Senior Note due 2011
     Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
     1. Interest. Williams Partners L.P., a Delaware limited partnership (the “Company”), and Williams Partners Finance Corporation, a Delaware corporation (the “Finance Corp.” and, together with the Company, the “Issuers”), jointly and severally promise to pay interest on the principal amount of this Note at 7.5% per annum from June 20, 2006 until maturity and shall pay any Additional Interest payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Issuers will pay interest and Additional Interest, if any, semi-annually in arrears on June 15 and December 15 of each year (each an “Interest Payment Date”), commencing December 15, 2006, or if any such day is not a Business Day, on the next succeeding Business Day. Interest on the Notes will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the date of original issuance; provided that if there is no existing Default or Event of Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date, except in the case of the original issuance of Notes, in which case interest shall accrue from the date of original issuance. The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is the rate then in effect with respect to this Note; they shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
     2. Method of Payment. The Issuers will pay interest on the Notes (except defaulted interest) and Additional Interest to the Persons who are registered Holders of Notes on the June 1 or December 1 next preceding the Interest Payment Date whether or not a Business Day, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.11 of the Indenture with respect to defaulted interest. Holders must surrender Notes to the Paying Agent to collect payments of principal, and premium, if any, together with accrued and unpaid interest and Additional Interest, if any, due at maturity (unless the date of maturity is an Interest Payment Date). The Notes will be payable as to principal, premium, if any, interest and Additional Interest, if any, at the office or agency of the Issuers maintained for such purpose within the City and State of New York, or, at the option of the Issuers, payment of interest and Additional Interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to any amounts due on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Paying Agent at least 15 days prior to the applicable payment date. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Ex. 1 to App. - 5

     3. Paying Agent and Registrar. Initially, JPMorgan Chase Bank, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.
     4. Indenture. The Issuers issued the Notes under an Indenture dated as of June 20, 2006 (“Indenture”) among the Issuers and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are unsecured senior obligations of the Issuers limited to $150,000,000 aggregate principal amount in the case of Notes issued on the Initial Issuance Date (as defined in the Indenture).
     5. Optional Redemption.
     (a) Except as set forth in subparagraph (b) of this Paragraph 5, the Issuers shall not have the option to redeem the Notes.
     (b) At any time or from time to time, the Issuers may redeem all or part of the Notes upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to the sum of (1) the principal amount thereof, plus (2) accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), plus (3) the Make Whole Premium at the redemption date.
     6. Mandatory Redemption.
     Except as set forth in Paragraph 7 below, neither of the Issuers shall be required to make mandatory redemption or sinking fund payments with respect to the Notes or to repurchase the Notes at the option of the Holders.
     7. Repurchase at Option of Holder Upon Change of Control.
     Unless the Company and its Subsidiaries are no longer subject to the provisions of Section 4.10 of the Indenture, within 30 days following the occurrence of a Change of Control, the Company shall make an offer (a “Change of Control Offer”) to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest and Additional Interest, if any, to the date of settlement (the “Change of Control Settlement Date”), subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the Change of Control Settlement Date. Within 30 days following a Change of Control, the Company shall mail a notice of the Change of Control Offer to each Holder and the Trustee describing the transaction that constitutes the Change of Control and setting forth the procedures governing the Change of Control Offer as required by Section 4.10 of the Indenture.

Ex. 1 to App. - 6

     8. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days (except as otherwise provided in the Indenture if the notice is issued in connection with a Legal Defeasance, Covenant Defeasance or Discharge) before the redemption date to each Holder whose Notes are to be redeemed at its registered address. If mailed in the manner provided for in Section 3.03 of the Indenture, the notice of optional redemption shall be conclusively presumed to have been given whether or not a Holder receives such notice. Failure to give timely notice or any defect in the notice as to any particular Holder shall not affect the validity of the redemption as to other Holders. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. On and after the redemption date interest and Additional Interest, if any, cease to accrue on Notes or portions thereof called for redemption.
     9. Potential Subsidiary Guarantees. Subject to the conditions set forth in Section 4.08 of the Indenture, the payment by the Issuers of the principal of, and premium, if any, interest and Additional Interest, if any, on, the Notes will be fully and unconditionally guaranteed on a joint and several senior unsecured basis by each of the Guarantors to the extent set forth in the Indenture.
     10. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Company may require a Holder to pay any taxes due on transfer or exchange. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, they need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed.
     11. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.
     12. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented (1) to cure any ambiguity, defect or inconsistency, (2) to provide for uncertificated Notes in addition to or in place of certificated Notes, (3) to provide for the assumption of an Issuer’s or Guarantor’s obligations to Holders of the Notes pursuant to Article 5 of the Indenture, (4) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, provided that any change to conform the Indenture to the Offering Memorandum shall not be deemed to adversely affect the legal rights under the Indenture of any Holder, (5) to secure the Notes pursuant to Section 4.07 of the Indenture or otherwise, (6) to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture, (7) to add any Guarantor with respect to the Notes or to evidence the release of any Guarantor from its

Ex. 1 to App. - 7

Subsidiary Guarantee, in each case as provided in the Indenture, (8) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act or (9) to evidence or provide for the acceptance of appointment under the Indenture of a successor Trustee.
     13. Defaults and Remedies. Events of Default include: (i) default for 30 days in the payment when due of interest or Additional Interest, if any, on the Notes; (ii) default in payment of the principal of, or premium, if any, the Notes when due at Stated Maturity, upon required repurchase, upon optional redemption, declaration or otherwise; (iii) failure by the Company to comply with Section 4.10 of the Indenture; (iv) failure by the Company for 60 days after its receipt of written notice as specified in the Indenture to comply with any of its other agreements in the Indenture or the Notes; provided, that if such failure cannot be remedied within such 60-day period, such period shall be extended by another 60 days so long as (a) such failure is subject to cure and (b) the Company is using commercially reasonable efforts to cure such failure; and provided, further, that a failure to comply with any such other agreement that results from a change in GAAP shall not be deemed to be an Event of Default; (v) except as permitted by the Indenture, any Subsidiary Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Subsidiary Guarantee; and (vi) certain events of bankruptcy, insolvency or reorganization with respect to the Company, Finance Corp., any of the Company’s Subsidiaries that is a Significant Subsidiary of the Company or any group of Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary of the Company as specified in Section 6.01(f) or 6.01(g) of the Indenture. If any Event of Default occurs and is continuing, the Trustee, by notice to the Issuers, or the Holders of at least 25%, in the case of clause (i) or (ii) above, or at least a majority, in the case of clauses (iii) — (v) above, in principal amount of the then outstanding Notes, by notice to the Issuers and the Trustee, may declare all the Notes to be due and payable immediately. Notwithstanding the preceding, in the case of an Event of Default arising from such events of bankruptcy, insolvency or reorganization described in Section 6.01(f) or 6.01(g) of the Indenture, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power conferred on it. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, interest or Additional Interest) if it determines that withholding notice is in their interest. The Holders of a majority in principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of the principal of, or premium, if any, interest or Additional Interest, if any, on, the Notes. The Issuers and any Guarantors are required to deliver to the Trustee annually a statement regarding compliance with the Indenture.
     14. Defeasance and Discharge. The Notes are subject to defeasance and discharge upon the terms and conditions specified in the Indenture.

Ex. 1 to App. - 8

     15. No Recourse Against General Partner. Neither the General Partner nor any past, present or future director, officer, partner, employee, incorporator, manager or owner of Capital Stock of the General Partner, as such, shall have any liability for any obligations of the Issuers or any Guarantor under the Notes, the Subsidiary Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.
          Notwithstanding the foregoing, nothing in the preceding paragraph shall be construed to modify or supersede any obligation of the General Partner to restore any negative balance in its capital account (maintained by the Company pursuant to the Limited Partnership Agreement) upon liquidation of its interest in the Company.
     16. Authentication. This Note shall not be valid until authenticated by the manual signature of an authorized officer of the Trustee or an authenticating agent.
     17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
     18. Additional Rights of Holders of Transfer Restricted Securities. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transfer Restricted Securities shall have all the rights set forth in the Registration Rights Agreement dated as of June 20, 2006, among the Issuers and the Initial Purchasers (the “Registration Rights Agreement”).
     19. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers and corresponding ISIN numbers to be printed on the Notes, and the Trustee may use such numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
     20. Governing Law. THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     21. Successors. In the event a successor assumes all the obligations of an Issuer under the Notes and the Indenture, pursuant to the terms thereof, such Issuer will be released from all such obligations in the circumstances set forth in Section 5.02 of the Indenture.

Ex. 1 to App. - 9

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture or the Registration Rights Agreement. Requests may be made to:
Williams Partners L.P.
One Williams Center
Tulsa, Oklahoma 74172-0172
Attention: Chief Financial Officer

Ex. 1 to App. - 10

ASSIGNMENT FORM
     To assign this Note, fill in the form below:
     I or we assign and transfer this Note to

Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)
and irrevocably appoint                                          agent to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.
Signature Guarantee:

(Signature must be guaranteed)
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company (or, in the case of Regulation S Notes, prior to the expiration of the Distribution Compliance Period), the undersigned confirms that such Notes are being transferred in accordance with its terms:
CHECK ONE BOX BELOW

(1)	☐	to an Issuer or a Subsidiary thereof; or

(2)	☐	pursuant to an effective registration statement under the Securities Act of 1933; or

(3)	☐	inside the United States to a person who the undersigned reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that is purchasing for its own account or for the account of a qualified institutional buyer to whom notice is given that such

Ex. 1 to App. - 11

transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(4)	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

(5)	☐	pursuant to any other available exemption from the registration requirements of the Securities Act of 1933, including an exemption provided by Rule 144 under the Securities Act of 1933, and in any case in accordance with any applicable securities laws of any state of the United States or any other jurisdiction. Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4) or (5) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

Signature

Ex. 1 to App. - 12

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.
The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers and any Guarantors as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

Notice: To be executed by an executive officer

Ex. 1 to App. - 13

OPTION OF HOLDER TO ELECT PURCHASE
     If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 of the Indenture, check the box below:
☐
     If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.10 of the Indenture, state the amount (in minimum denomination of $1,000 or integral multiples thereof) you elect to have purchased: $

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Note)
Soc. Sec. or Tax Identification No.:

Signature Guarantee:
(signature must be guaranteed)
     Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Ex. 1 to App. - 14

[TO BE ATTACHED TO GLOBAL NOTE]
SCHEDULE A — INCREASES OR DECREASES IN GLOBAL NOTE
The following increases or decreases in this Global Note have been made:

Principal
	Amount of	Amount of	Amount of this	Signature of
	decrease in	increase in	Global Note	authorized
	Principal	Principal	following such	officer
	Amount of this	Amount of this	decrease or	of Trustee or
Date	Global Note	Global Note	increase	Notes Custodian

Ex. 1 to App. - 15

EXHIBIT A TO RULE 144A/REGULATION S APPENDIX
[FORM OF FACE OF EXCHANGE NOTE] ___*/
*/ If the Note is to be issued in global form add the Global Notes Legend from Exhibit 1 to Rule 144A/Regulation S Appendix and the attachment from such Exhibit 1 captioned “[TO BE ATTACHED TO GLOBAL NOTES] — SCHEDULE A — INCREASES OR DECREASES IN GLOBAL NOTE”.
All references to “Additional Interest” in the Note shall be deleted unless if at the date of issuance of the Exchange Note any Registration Default (as defined in the Registration Rights Agreement) has occurred with respect to the related Initial Notes during the interest period in which such date of issuance occurs.

Ex. A to App. - 1

[FORM OF FACE OF EXCHANGE NOTE]
WILLIAMS PARTNERS L.P.
WILLIAMS PARTNERS FINANCE CORPORATION
7 1/2% Senior Note due 2011

No.	$

CUSIP No.
ISIN No.
     Williams Partners L.P., a Delaware limited partnership, and Williams Partners Finance Corporation, a Delaware corporation, jointly and severally promise to pay to                     , or registered assigns, the principal sum of                      Dollars on [or such greater or lesser amount as may be indicated on Schedule A hereto]2 on June 15, 2011.
     Interest Payment Dates: June 15 and December 15.
     Record Dates: June 1 and December 1.
     Additional provisions of this Note are set forth on the other side of this Note.

WILLIAMS PARTNERS L.P.

By:	Williams Partners GP, LLC,
its General Partner

By:

Name:
Title:

WILLIAMS PARTNERS
FINANCE CORPORATION

By:

Name:
Title:

[2]	If this Note is a Global Note, add this provision.

Ex. A to App. - 2

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION
JPMORGAN CHASE BANK, N.A.,
     as Trustee, certifies that
     this is one of the Notes
     referred to in the Indenture.

By
Authorized Officer

Dated:

Ex. A to App. - 3

[FORM OF REVERSE SIDE OF EXCHANGE NOTE]
7 1/2% Senior Note due 2011
     Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
     1. Interest. Williams Partners L.P., a Delaware limited partnership (the “Company”), and Williams Partners Finance Corporation, a Delaware corporation (the “Finance Corp.” and, together with the Company, the “Issuers”), jointly and severally promise to pay interest on the principal amount of this Note at 7.5% per annum from                     , 20___ until maturity and shall pay any Additional Interest payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Issuers will pay interest and Additional Interest, if any, semi-annually in arrears on June 15 and December 15 of each year (each an “Interest Payment Date”), commencing                     , 20___, or if any such day is not a Business Day, on the next succeeding Business Day. Interest on the Notes will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the date of original issuance; provided that if there is no existing Default or Event of Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date, except in the case of the original issuance of Notes, in which case interest shall accrue from the date of original issuance. The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is the rate then in effect with respect to this Note; they shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
     2. Method of Payment. The Issuers will pay interest on the Notes (except defaulted interest) and Additional Interest to the Persons who are registered Holders of Notes on the June 1 or December 1 next preceding the Interest Payment Date, whether or not a Business Day, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.11 of the Indenture with respect to defaulted interest. Holders must surrender Notes to the Paying Agent to collect payments of principal and premium, if any, together with accrued and unpaid interest and Additional Interest, if any, due at maturity (unless the date of maturity is an Interest Payment Date). The Notes will be payable as to principal, premium, if any, interest and Additional Interest, if any, at the office or agency of the Issuers maintained for such purpose within the City and State of New York, or, at the option of the Issuers, payment of interest and Additional Interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to any amounts due on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Paying Agent at least 15 days prior to the applicable payment date. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Ex. A to App. - 4

     3. Paying Agent and Registrar. Initially, JPMorgan Chase Bank, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.
     4. Indenture. The Issuers issued the Notes under an Indenture dated as of June 20, 2006 (“Indenture”) among the Issuers and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are unsecured senior obligations of the Issuers limited to $150,000,000 aggregate principal amount in the case of Notes issued on the Initial Issuance Date (as defined in the Indenture).
     5. Optional Redemption.
     (a) Except as set forth in subparagraph (b) of this Paragraph 5, the Issuers shall not have the option to redeem the Notes.
     (b) At any time, from time to time, the Issuers may redeem all or part of the Notes upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to the sum of (1) the principal amount thereof, plus (2) accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), plus (3) the Make Whole Premium at the redemption date.
     6. Mandatory Redemption.
     Except as set forth in Paragraph 7 below, neither of the Issuers shall be required to make mandatory redemption or sinking fund payments with respect to the Notes or to repurchase the Notes at the option of the Holders.
     7. Repurchase at Option of Holder Upon Change of Control.
     Unless the Company and its Subsidiaries are no longer subject to the provisions of Section 4.10 of the Indenture, within 30 days following the occurrence of a Change of Control, the Company shall make an offer (a “Change of Control Offer”) to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest and Additional Interest, if any, to the date of settlement (the “Change of Control Settlement Date”), subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the Change of Control Settlement Date. Within 30 days following a Change of Control, the Company shall mail a notice of the Change of Control Offer to each Holder and the Trustee describing the transaction that constitutes the Change of Control and setting forth the procedures governing the Change of Control Offer as required by Section 4.10 of the Indenture.

Ex. A to App. - 5

     8. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days (except as otherwise provided in the Indenture if the notice is issued in connection with a Legal Defeasance, Covenant Defeasance or Discharge) before the redemption date to each Holder whose Notes are to be redeemed at its registered address. If mailed in the manner provided for in Section 3.03 of the Indenture, the notice of optional redemption shall be conclusively presumed to have been given whether or not a Holder receives such notice. Failure to give timely notice or any defect in the notice as to any particular Holder shall not affect the validity of the redemption as to other Holders. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. On and after the redemption date interest and Additional Interest, if any, cease to accrue on Notes or portions thereof called for redemption.
     9. Potential Subsidiary Guarantees. Subject to the conditions set forth in Section 4.08 of the Indenture, the payment of the Issuers of the principal of, and premium, if any, interest and Additional Interest, if any, on, the Notes will be fully and unconditionally guaranteed on a joint and several senior unsecured basis by each of the Guarantors to the extent set forth in the Indenture.
     10. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Company may require a Holder to pay any taxes due on transfer or exchange. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, they need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed.
     11. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.
     12. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented (1) to cure any ambiguity, defect or inconsistency, (2) to provide for uncertificated Notes in addition to or in place of certificated Notes, (3) to provide for the assumption of an Issuer’s or Guarantor’s obligations to Holders of the Notes pursuant to Article 5 of the Indenture, (4) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, provided that any change to conform the Indenture to the Offering Memorandum shall not be deemed to adversely affect the legal rights under the Indenture of any Holder, (5) to secure the Notes pursuant to Section 4.07 of the Indenture or otherwise, (6) to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture, (7) to add any Guarantor with respect to the Notes or to evidence the release of any Guarantor from its

Ex. A to App. - 6

Subsidiary Guarantee, in each case as provided in the Indenture, (8) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act or (9) to evidence or provide for the acceptance of appointment under the Indenture of a successor Trustee.
     13. Defaults and Remedies. Events of Default include: (i) default for 30 days in the payment when due of interest or Additional Interest, if any, on the Notes; (ii) default in payment of the principal of, or premium, if any, the Notes when due at Stated Maturity, upon required repurchase, upon optional redemption, declaration or otherwise; (iii) failure by the Company to comply with Section 4.10 of the Indenture; (iv) failure by the Company for 60 days after its receipt of written notice as specified in the Indenture to comply with any of its other agreements in the Indenture or the Notes; provided, that if such failure cannot be remedied within such 60-day period, such period shall be extended by another 60 days so long as (a) such failure is subject to cure and (b) the Company is using commercially reasonable efforts to cure such failure; and provided, further, that a failure to comply with any such other agreement that results from a change in GAAP shall not be deemed to be an Event of Default; (v) except as permitted by the Indenture, any Subsidiary Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Subsidiary Guarantee; and (vi) certain events of bankruptcy, insolvency or reorganization with respect to the Company, Finance Corp., any of the Company’s Subsidiaries that is a Significant Subsidiary of the Company or any group of Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary of the Company as specified in Section 6.01(f) or 6.01(g) of the Indenture. If any Event of Default occurs and is continuing, the Trustee, by notice to the Issuers, or the Holders of at least 25%, in the case of clause (i) or (ii) above, or at least a majority in the case of clauses (iii) — (v) above, in principal amount of the then outstanding Notes, by notice to the Issuers and the Trustee, may declare all the Notes to be due and payable immediately. Notwithstanding the preceding, in the case of an Event of Default arising from such events of bankruptcy, insolvency or reorganization described in Section 6.01(f) or 6.01(g) of the Indenture, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power conferred on it. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, interest or Additional Interest) if it determines that withholding notice is in their interest. The Holders of a majority in principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of the principal of, or premium, if any, interest or Additional Interest, if any, on, the Notes. The Issuers and any Guarantors are required to deliver to the Trustee annually a statement regarding compliance with the Indenture.
     14. Defeasance and Discharge. The Notes are subject to defeasance and discharge upon the terms and conditions specified in the Indenture.

Ex. A to App. - 7

     15. No Recourse Against General Partner. Neither the General Partner nor any past, present or future director, officer, partner, employee, incorporator, manager or owner of Capital Stock of the General Partner, as such, shall have any liability for any obligations of the Issuers or any Guarantor under the Notes, the Subsidiary Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.
     Notwithstanding the foregoing, nothing in the preceding paragraph shall be construed to modify or supersede any obligation of the General Partner to restore any negative balance in its capital account (maintained by the Company pursuant to the Limited Partnership Agreement) upon liquidation of its interest in the Company.
     16. Authentication. This Note shall not be valid until authenticated by the manual signature of an authorized officer of the Trustee or an authenticating agent.
     17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
     18. [Additional Rights of Holders of Transfer Restricted Securities. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transfer Restricted Securities shall have all the rights set forth in the Registration Rights Agreement dated as of June 20, 2006, among the Issuers and the Initial Purchasers (the “Registration Rights Agreement”).]3
     19. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers and corresponding ISIN numbers to be printed on the Notes, and the Trustee may use such numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
     20. Governing Law. THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     21. Successors. In the event a successor assumes all the obligations of an Issuer under the Notes and the Indenture, pursuant to the terms thereof, such Issuer will be released from all such obligations in the circumstances set forth in Section 5.02 of the Indenture.

[3]	Delete if this Note is not being issued in exchange for an Initial Note or if there is no existing Registration Default.

Ex. A to App. - 8

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture [and/or the Registration Rights Agreement]4. Requests may be made to:
Williams Partners L.P.
One Williams Center
Tulsa, Oklahoma 74172-0172
Attention: Chief Financial Officer

[4]	Delete if this Note is not being issued in exchange for an Initial Note.

Ex. A to App. - 9

ASSIGNMENT FORM
     To assign this Note, fill in the form below:
     I or we assign and transfer this Note to

Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)
and irrevocably appoint                                          agent to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.
     Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Ex. A to App. - 10

OPTION OF HOLDER TO ELECT PURCHASE
     If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 of the Indenture, check the box below:
☐
     If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.10 of the Indenture, state the amount (in minimum denomination of $1,000 or integral multiples thereof) you elected to have purchased: $

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Soc. Sec. or Tax Identification No.:

Signature Guarantee:
(Signature must be guaranteed)
     Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Ex. A to App. - 11

ANNEX A

WILLIAMS PARTNERS L.P.
WILLIAMS PARTNERS FINANCE CORPORATION
and
the Guarantors named herein

7 1/2% SENIOR NOTES DUE 2011

FORM OF SUPPLEMENTAL INDENTURE
AND AMENDMENT — SUBSIDIARY GUARANTEE
DATED AS OF                      ___, ___

JPMORGAN CHASE BANK, N.A.,
Trustee

     This SUPPLEMENTAL INDENTURE, dated as of                      ___, ___ is among Williams Partners L.P., a Delaware limited partnership (the “Company”), Williams Partners Finance Corporation, a Delaware corporation ( “Finance Corp.” and, together with the Company, the “Issuers”), each of the parties identified under the caption “Guarantors” on the signature page hereto (the “Guarantors”) and JPMorgan Chase Bank, N.A., a national banking association, as Trustee.
RECITALS
     WHEREAS, the Issuers and the Trustee entered into an Indenture, dated as of June 20, 2006 (the “Indenture”), pursuant to which the Issuers have issued $                     in principal amount of their 7 1/2% Senior Notes due 2011 (the “Notes”);
     WHEREAS, Section 9.01(g) of the Indenture provides that the Issuers, any Guarantors and the Trustee may amend or supplement the Indenture in order to comply with Section 4.08 thereof, without the consent of the Holders of the Notes; and
     WHEREAS, all acts and things prescribed by the Indenture, by law and by the Certificate of Incorporation and the Bylaws (or comparable constituent documents) of the Issuers, of the Guarantors and of the Trustee necessary to make this Supplemental Indenture a valid instrument legally binding on the Issuers, the Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;
     NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Issuers, the Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:
ARTICLE 1
     Section 1.01. This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.
     Section 1.02. This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Issuers, the Guarantors and the Trustee.
ARTICLE 2
     From this date, in accordance with Section 4.08 of the Indenture and by executing this Supplemental Indenture, the Guarantors whose signatures appear below are subject to the provisions of the Indenture to the extent provided for in Article 10 thereof and subject to Section 4.13 thereof.
ARTICLE 3
     Section 3.01. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.
     Section 3.02. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture, and the Trustee shall not be responsible for the recitals contained herein, all of which are made by the Issuers and the Guarantors whose signatures appear below, or for the validity or sufficiency hereof. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.
     Section 3.03. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     Section 3.04. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.
[NEXT PAGE IS SIGNATURE PAGE]

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

WILLIAMS PARTNERS L.P.

By:	Williams Partners GP LLC,
its General Partner

By:

Name:

Title:

WILLIAMS PARTNERS
FINANCE CORPORATION

By:

Name:

Title:

GUARANTORS
[ ]

By:

Name:

Title:

JPMORGAN CHASE BANK, N.A.,
as Trustee

By:

Name:

Title:

ANNEX B
FORM OF REGISTRATION RIGHTS AGREEMENT
See attached.

D-1